                                                                  Execution Copy

                         INDEMNITY REINSURANCE AGREEMENT

                                 By and Between

                        JOHN ALDEN LIFE INSURANCE COMPANY

                                       and

                        SUNAMERICA LIFE INSURANCE COMPANY

                           Dated as of March 31, 1997

                                TABLE OF CONTENTS

                                                                                                        Page

ARTICLE 1 - REINSURANCE COVERAGE.......................................................................  4
         Section 1.1.         Annuity Contracts........................................................  4
         Section 1.2.         Additional Policies......................................................  4
         Section 1.3.         Coverage.................................................................  5
         Section 1.4.         Effectiveness............................................................  5
         Section 1.5.         Duration.................................................................  5

ARTICLE 2 - PAYMENTS BY REINSURED......................................................................  6
         Section 2.1.         Initial Reinsurance Premium..............................................  6
         Section 2.2.         Reinsurance Premiums.....................................................  6
         Section 2.3.         Policy Loan Payments.....................................................  6

ARTICLE 3 - PAYMENTS BY REINSURER......................................................................  7
         Section 3.1.         Initial Policy Expense Allowance
                              and Other Payments.......................................................  7
         Section 3.2.         Policy and Administrative Services.......................................  7
         Section 3.3.         Benefits and Other Payments..............................................  8
         Section 3.4.         Premium Taxes............................................................  8

ARTICLE 4 - SETTLEMENT AND OFFSET......................................................................  9
         Section 4.1.         Settlement...............................................................  9
         Section 4.2.         Offset...................................................................  9

ARTICLE 5 - TERMS OF REINSURANCE....................................................................... 10
         Section 5.1.         Administration of Policies............................................... 10
         Section 5.2.         Reports.................................................................. 10
         Section 5.3.         Tax Treatment............................................................ 11
         Section 5.4.         DAC Tax Reimbursement.................................................... 11
         Section 5.5.         Reserves................................................................. 13
         Section 5.6.         Crediting Rates.......................................................... 14
         Section 5.7.         Third Party Reinsurance.................................................. 15

ARTICLE 6 - ERRORS..................................................................................... 16

ARTICLE 7 - INSPECTION
         Section 7.1.         Books and Records........................................................ 16

ARTICLE 8 - INSOLVENCY................................................................................. 18

ARTICLE 9 - TRUST...................................................................................... 20
         Section 9.1.         Maintenance of Trust..................................................... 20
         Section 9.2.         Endorsement of Trust Assets.............................................. 23
         Section 9.3.         Investment of Trust Assets............................................... 23
         Section 9.4.         Fees..................................................................... 24
         Section 9.5.         Withdrawal By Reinsured.................................................. 24
         Section 9.6.         Withdrawal by Reinsurer.................................................. 25

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
                                                                                                        Page

         Section 9.7.         Return................................................................... 25
         Section 9.8.         Interest................................................................. 25
         Section 9.9.         Termination of Trust Account............................................. 25

ARTICLE 10 - DURATION; TERMINATION..................................................................... 25
         Section 10.1.        Duration................................................................. 25
         Section 10.2.        Termination.............................................................. 26

ARTICLE 11 - MISCELLANEOUS............................................................................. 26
         Section 11.1.        Notices.................................................................. 26
         Section 11.2.        Integration.............................................................. 28
         Section 11.3.        Amendments............................................................... 29
         Section 11.4.        Waivers.................................................................. 30
         Section 11.5.        Governing Law............................................................ 30
         Section 11.6.        Arbitration.............................................................. 31
         Section 11.7.        Binding Effect; Assignment; Third
                              Party Beneficiaries...................................................... 33
         Section 11.8.        Severability............................................................. 34
         Section 11.9.        Headings................................................................. 34
         Section 11.10.       Counterparts............................................................. 35
         Section 11.11.       Errors and Omissions..................................................... 35

         SCHEDULES:

         1.2                  -  Additional Annuity Product Forms
         1.3                  -  Endorsement
         5.3                  -  Section 1.848-2(g)(8) Election
         9.1(b)               -  Method of Calculation

                         INDEMNITY REINSURANCE AGREEMENT

                  INDEMNITY REINSURANCE AGREEMENT (the "Agreement") dated as of March 31, 1997 by and between John Alden Life Insurance Company, a Minnesota corporation (collectively with its permitted successors and assigns "Reinsured"), and SunAmerica Life Insurance Company, an Arizona corporation ("Reinsurer").

                                   WITNESSETH:

                  WHEREAS, Reinsured is engaged in, among other businesses, the business of selling, issuing and administering annuity policies and related activities in the United States other than the State of New York (the "Annuity Business");

                  WHEREAS, Reinsurer is engaged, among other businesses, in the business of selling, issuing and administering annuity policies and related activities in certain states of the United States;

                  WHEREAS, Reinsured and Reinsurer are parties to an Asset Purchase and Sale Agreement dated as of November 29, 1996, as amended by Amendment No. 1 dated as of March 31, 1997, and as may subsequently be amended from time to time (as amended, the "Asset Purchase Agreement"), which provides for the transfer to Reinsurer of certain assets used or held for use in the Annuity Business (all capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Asset Purchase Agreement, except that for purposes of the terms "Insurance Liabilities," "Other Liabilities," "Excluded Liabilities," and "Extra Contractual Liabilities," the words "Annuity Contracts" shall be replaced with the term "Policies");

                  WHEREAS, the Asset Purchase Agreement contemplates that Reinsurer will reinsure the Insurance Liabilities and Other Liabilities arising under the Annuity Contracts and Additional Policies (as defined below) on a coinsurance basis under the terms and conditions set forth herein until the direct assumption by Reinsurer of the Insurance Liabilities and Other Liabilities under the Annuity Contracts and Additional Policies (other than those Annuity Contracts and Additional Policies reinsured under the RSL Agreements, which Annuity Contracts and Additional Policies shall not be assumed by Novation by Reinsurer but shall only by ceded to Reinsurer on a coinsurance basis) (the "Policies") on a novation basis as provided in an Assumption Reinsurance Agreement between Reinsured and Reinsurer dated concurrently herewith (the "Assumption Reinsurance Agreement");

                  WHEREAS, Reinsured desires that after the termination of the Transition Services Agreement, defined herein, Reinsurer, as agent for Reinsured, perform all administrative functions on behalf of Reinsured with respect to the Policies, and Reinsurer has agreed to provide such services pursuant to the terms of an administrative services agreement being entered into concurrently herewith by and between Reinsured and Reinsurer (the "Administrative Services Agreement"). Reinsured shall perform the administrative services for the Initial Policies insured hereunder pursuant to the terms of a Transition Services Agreement being entered into concurrently herewith by and between Reinsured and Reinsurer (the "Transition Services Agreement").

                  WHEREAS, concurrently herewith Reinsured, Reinsurer and Bankers Trust Company, are entering into a trust agreement (the "Trust Agreement") with respect to certain assets related to the obligations being reinsured hereunder; and

                  WHEREAS, it is a condition to the obligations of the parties under the Asset Purchase Agreement that Reinsured and Reinsurer enter into this Agreement.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Asset Purchase Agreement, and other good, valuable and sufficient consideration, the receipt and sufficiency of which are hereby acknowledged, Reinsurer and Reinsured (collectively, the "Parties" and, sometimes individually a "Party"), intending to be legally bound, hereby agree as follows:

                        ARTICLE 1 - REINSURANCE COVERAGE

         Section 1.1. Annuity Contracts. The Annuity Contracts are hereby reinsured by Reinsurer on the terms set forth herein.

         Section 1.2. Additional Policies. The annuity policies issued by the Reinsured (i) which become effective after the Ledger Cut-Off Date, which shall be defined as the 21st of the month in which the Effective Date (as defined below) occurs or the previous Business Day if the 21st is not a Business Day, but on or prior to the Effective Date, or (ii) through the services of Reinsured under the Transition Services Agreement which become effective after the Effective Date and which, in either case, are written on forms of the Annuity Contracts identified on Schedule 1.2 attached hereto (the "Additional Policies" and, together with the Annuity Contracts, the "Policies") shall be reinsured with the Reinsurer automatically on the terms set forth herein. To the extent permitted by law, each Additional Policy issued after the Effective Date and under the Transition Services Agreement shall be issued together with an endorsement (substantially in the form attached hereto as Schedule 1.3) providing for its automatic assumption by Reinsurer under the Assumption Reinsurance Agreement upon receipt by Reinsurer of policy form approval from the applicable regulatory body or bodies for an annuity contract form substantially similar to the form of such Additional Policy. In the event such an endorsement is not permitted by law, or has not been approved prior to the issuance of an Additional Policy, Reinsured shall obtain an acknowledgement by the insured of the intent of Reinsured to cede such Policy, on an assumption basis, to Reinsurer.

         Section 1.3. Coverage. The reinsurance under this Agreement shall cover 100% of the Insurance Liabilities and Other Liabilities, but shall not include any other liabilities or obligations of any nature whatsoever, fixed or contingent, known or unknown, and shall be subject to the terms and conditions set forth herein. Without limiting the foregoing, the reinsurance under this Agreement shall not include the Extra Contractual Obligations or the Excluded Liabilities.

         Section 1.4. Effectiveness. The effective date of this Agreement shall be 11:59 p.m. on the Closing Date (the "Effective Date").

         Section 1.5. Duration. The reinsurance under this Agreement with respect to any Policy shall be maintained in force without reduction so long as the liability of Reinsured under such Policy reinsured hereunder remains in force without reduction; provided, however, that this Agreement shall terminate as to each Policy on the respective effective date of the Novation of such Policy (as contemplated by Section 2.4 of the Assumption Reinsurance Agreement). To the extent Reinsurer is unable for any reason to assume by novation any

Annuity Contract, Reinsurer shall continue to reinsure such Annuity Contract, on an indemnity basis, in accordance with the terms and conditions of this Agreement.

                        ARTICLE 2 - PAYMENTS BY REINSURED

         Section 2.1. Initial Reinsurance Premium. Concurrently with the delivery of this Agreement, Reinsured shall deliver to Reinsurer as an initial reinsurance premium the assets which comprise the Reinsurance Premium, the book value of which is equal to the Reserve Liabilities. The Reinsurance Premium shall be determined pursuant to Section 1.2(a) of the Asset Purchase Agreement, and as adjusted pursuant to Section 1.6(d) of the Asset Purchase Agreement.

         Section 2.2. Reinsurance Premiums. As further consideration for the indemnity reinsurance of the Insurance Liabilities and the assumption of the Other Liabilities, Reinsurer shall be entitled to all premiums and other amounts payable after the Ledger Cut-Off Date with respect to the Policies. Reinsurer shall collect and retain such amounts as agent for Reinsured pursuant to the Administrative Services Agreement. Reinsured shall pay to Reinsurer any such amounts actually received by Reinsured.

         Section 2.3. Policy Loan Payments. Reinsurer shall be entitled to the policy loan repayments after the Ledger Cut- Off Date attributable to the Policies, irrespective of whether such repayments are made in cash, take the form of a reduction in cash surrender values or death benefits paid, or otherwise. In addition, Reinsurer shall be entitled to the policy loan interest paid after the Ledger Cut-Off Date with respect to the Policies, regardless of whether such policy loan interest is collected in cash or by collateralization. Reinsurer shall collect and retain such amounts as agent for Reinsured pursuant to the Administrative Services Agreement. Reinsured shall pay to Reinsurer any such amounts actually collected by Reinsured.

                        ARTICLE 3 - PAYMENTS BY REINSURER

         Section 3.1. Initial Policy Expense Allowance and Other Payments. Reinsurer shall pay Reinsured an initial policy expense allowance equal to the Closing Date Ceding Commission determined pursuant to Section 1.3(a), of the Asset Purchase Agreement, as adjusted pursuant to Sections 1.3(c) and 1.6(c) of the Asset Purchase Agreement. In addition to the initial policy expense allowance, Reinsurer shall pay Reinsured an amount in cash equal to the Accrued and Unpaid Investment Income determined pursuant to Sections 1.3(a) and 1.3(b) of the Asset Purchase Agreement.

         Section 3.2. Policy and Administrative Services. Reinsurer shall provide services under the Administrative Services Agreement.

         Section 3.3. Benefits and Other Payments. The Reinsurer shall reimburse Reinsured for all Insurance Liabilities and Other Liabilities paid by Reinsured after the Ledger Cut-Off Date with respect to the Policies.

         Section 3.4. Premium Taxes. Reinsurer shall reimburse Reinsured for the payment by Reinsured of all premium taxes that constitute Other Liabilities paid by Reinsured on account of premiums and other considerations received by Reinsured on the Policies, on the basis specified herein. For each calendar year the Reinsurer shall reimburse such premium tax payments, with respect to each state, on an annual basis, within 30 days after receipt of Reinsured's premium tax return for such year and a billing for Reinsurer's share of such premium taxes paid. Reinsurer's share shall be determined on the basis of each such state's tax rate for Policy premiums multiplied by the premiums received in such state during the annual period. The Reinsurer's share shall be reduced (but not below zero) by any guaranty fund credits relating to guaranty fund contributions paid to Reinsured pursuant to Section 2.2 of the Asset Purchase Agreement in such year or years prior to such year. Any such guaranty credits utilized as a reduction of the premium tax reimbursement will reduce any reimbursement to Reinsurer under Section 2.2(e) of the Asset Purchase Agreement on a dollar-for-dollar basis for credits actually utilized.

                        ARTICLE 4 - SETTLEMENT AND OFFSET

         Section 4.1. Settlement. All amounts due to be paid to either the Reinsurer or the Reinsured or to be paid into or removed from the Trust Account established pursuant to Article 9 hereof shall be determined on a net basis as of the last day of the calendar month to which such payment is attributable. All such amounts will be due and accrued as of such date. Payment shall be based upon the report delivered by Reinsurer pursuant to Section 5.2 hereof. If, based upon such report, it is determined that Reinsurer owes a payment to Reinsured or the Trustee, such payment shall be made at the time such report is delivered to Reinsured. If based upon such report it is determined that Reinsured owes a payment to Reinsurer, such payment shall be made within 15 days after delivery of such report. All such payments shall be made in cash. If based upon such report it is determined that Reinsurer is entitled to remove Assets from the Trust Account (as those terms are defined in the Trust Agreement), it may do so in accordance with the terms of the Trust Agreement.

         Section 4.2. Offset. Any debts or credits, matured or unmatured, liquidated or unliquidated, regardless of when they arose or were incurred, in favor of or against either Reinsured or Reinsurer with respect to this Agreement are deemed mutual debts or credits, as the case may be, and shall be set off, and only the balance shall be allowed or paid.

                        ARTICLE 5 - TERMS OF REINSURANCE

         Section 5.1. Administration of Policies. Pursuant to the Transition Services Agreement, Reinsured shall be responsible for the administration and service of the Policies reinsured hereunder. The parties acknowledge that Reinsured has concurrently herewith delegated effective on the date of the termination of the Transition Services Agreement such responsibilities to Reinsurer pursuant to the Administrative Services Agreement, and the parties each consent to such delegation.

         Section 5.2. Reports. (a) For the duration of this Agreement, the Reinsurer shall provide the Reinsured with a monthly accounting (the "Monthly Accounting") relating to the Policies no later than ten (10) Business Days following the end of each related calendar month. The Monthly Accounting shall contain such information as is set forth in Schedule 1.5 of the Administrative Services Agreement, including a statement of any income received in connection with the Policies. Such Schedule 1.5 shall also include a statement of monthly reserves for GAAP and SAP. The first Monthly Accounting shall be provided to the Reinsured no later than forty-five (45) Business Days after the date hereof and the final Monthly Accounting shall be provided to the Reinsured no later than ten (10) Business Days after the termination of this Agreement.

                  (b) For the duration of this Agreement, the Reinsurer shall prepare quarterly statements of cash flow transaction data (within ten (10) Business Days after the end of a calendar quarter) and annual financial statement data (within thirty-five (35) calendar days after the end of the fiscal year), for inclusion in Reinsured's applicable financial statements (except for statements of cash flow testing and actuarial memorandum which shall be delivered on or before March 1 of each calendar year).

         Section 5.3. Tax Treatment. If the Policies include for U.S. federal income tax purposes Specified Insurance Contracts pursuant to Section 848 of the Internal Revenue Code of 1986, as amended, the Parties agree, with respect to this Agreement, to make the election provided in Section 1.848- 2(g)(8) of the regulations issued under Section 848. The specifics of this election are set forth on Schedule 5.3 attached hereto.

         Section 5.4. DAC Tax Reimbursement. In regards to the Policies reinsured hereunder, Reinsurer shall calculate and pay to Reinsured annually:

                              [(a)-(b)]x[1+i(.73)]

where:   "a" is equal to .95127% of the net consideration
         (as defined under Treasury Regulation 1.848-2(f) and adjusted as herein provided) (the "Net
         Consideration") which arises under this Agreement and is attributable to specified insurance contracts that is included in the net premiums of Reinsured. Such net consideration shall be expressed as a positive amount. Reinsurer shall deduct such net consideration from its net premiums, thereby expressing such net consideration as a negative amount.

Note: .95127%=(35%)(1.75%)\(100%-35%-.6125%) where 35% is the highest corporate federal income tax rate specified in Section 11 of the Code (the "Tax Rate"), 1.75% is the applicable percentage under Section 848 of the Code (the "Applicable Percentage") for determining specified policy acquisition expenses, and .6125% is (35%)(1.75%). The factors used in the above formula will be modified in order to produce the same economic effect in the event there is a future change in the Tax Rate, the Applicable Percentage or the definition of net consideration.

                  "b" is equal to the sum of the following:

                  (i)         5% of "a" for the current calendar year

                  (ii)        10% of "a" for each of the 9 preceding
                              calendar years, plus

                  (iii) 5% of "a" for the 10th preceding calendar year.

                  "i" is equal to the 5-year U.S. Treasury Bill rate on December 31 of the year for which the reimbursement relates. Such rate is expressed as a decimal (e.g. 4% shall be expressed as .04)

         For purposes of this Section 5.4, net consideration shall be determined without regard to (i) the Initial Reinsurance Premium pursuant to Section 2.1 hereof, (ii) the Initial Policy Expense Allowance and other payments pursuant to
Section 3.1 hereof, (iii) the initial reinsurance of the Insurance Liabilities and Other Liabilities by the Reinsurer under this Agreement, (iv) any deemed transfer of assets from Reinsurer to Reinsured upon the termination or conversion of any Policy to assumption reinsurance pursuant to the Assumption Reinsurance Agreement, (v) the amount of premiums or other consideration collected from Policyholders and transferred to Reinsurer under Section 2.2 hereof, or deemed so transferred for purposes of determining net consideration under this Section 5.4, and (vi) any DAC Tax Reimbursement.

         In the event that the amount determined by the formula
[(a)-(b)]x[1+i(.73)] is negative, a payment of the absolute value of such amount will be made by Reinsured to Reinsurer.

         Payments for DAC Tax Reimbursement will continue to be made after termination of this Agreement unless the parties agree to alternative settlement at the time of termination.

         It is understood and agreed that this method of determining DAC Tax Reimbursement will be modified to produce the same economic effect in the event that Section 848 of the Code is amended in the future or in the event that regulations issued pursuant to Section 848 of the Code are amended.

         The payment required to be made under this section shall be payable by no later than ten (10) business days after May 15, the date by which information concerning DAC Tax Reimbursement must be provided under Section 5.4.

         Section 5.5. Reserves. With respect to the Policies, Reinsurer agrees to establish and maintain as a net liability on its statutory statements a reserve not less than the aggregate statutory reserves and claim reserves calculated in a manner on a consistent basis with Reinsured's practices (which calculation excludes any reserves for liabilities coinsured under any of the Reinsurance Agreements referred to in Section 5.7); provided, however, that Reinsurer may make such changes therein as required by a change in Law or rules, regulations and administrative practice of the Department of Insurance of any state in which the Reinsurer does business regarding the manner for calculating Statutory Reserves, or if required to comply with Reinsurer's state of domicile or to comply with Reinsurer's current practices (such reserves, the "Statutory Reserves"). In such event, Reinsurer shall establish and maintain the Statutory Reserves in accordance with statutory insurance accounting principles prescribed or permitted and in accordance with sound actuarial principles. It is the purpose and intent of this section that both Reinsurer and Reinsured shall cooperate with each other in complying with any required change in methodology for computation of Statutory Reserves that may be required by the insurance regulatory authorities for the states in which Reinsured conducts its business. Except as and to the extent any such change may be required by applicable law or Reinsurer's state of domicile Reinsurer shall not make any changes to the basis or methodology of calculating the Statutory Reserves with respect to the Policies without prior written notification to Reinsured.

         Section 5.6. Crediting Rates. Reinsured shall set crediting rates with respect to Policies from and after the

Effective Date as directed by Reinsurer. Reinsurer shall set comparable crediting rates with respect to annuity policies not reinsured hereunder. Reinsurer shall set rates permitted by the terms of the Policies and meeting the requirements of applicable statutes and regulations.

         Section 5.7. Third Party Reinsurance. As of the Effective Date, the assignment and novation to Reinsurer of the reinsurance agreements and related agreements between Reinsured and all third party reinsurers, as set forth on
Schedule 5.1 to the Assumption Reinsurance Agreement, related to the Annuity Contracts naming Reinsurer as a direct party to each such agreement with respect to the rights of the Reinsured and Insurance Liabilities and Other Liabilities has been obtained. The collectability of reinsurance payable to Reinsurer under such agreements shall be at the sole risk and for the account of Reinsurer. Any payments by such third party reinsurers in respect of the Annuity Contracts with respect to obligations accrued on or prior to the Ledger Cutoff Date, made by Reinsured on or prior to the Ledger Cut-off Date and reinsured under such third party reinsurance shall be for the account of Reinsured. This will include, but not be limited to, claims, expense or other allowances and premium tax reimbursements which relate to activity pertaining to periods before the Effective Date.

                               ARTICLE 6 - ERRORS

         If either Reinsured or Reinsurer shall fail to perform an obligation under this Agreement and such failure shall be the result of an error on the part of Reinsured or Reinsurer, such error shall be corrected by restoring both Reinsured and Reinsurer to the positions they would have occupied had such error not occurred. For purposes of this Article 6, an "error" is a clerical mistake made inadvertently and excludes error of judgment and all other forms of error.

                             ARTICLE 7 - INSPECTION

         Section 7.1. Books and Records.

                  (a) Following the Effective Date, Reinsured shall (i) allow Reinsurer, upon reasonable prior notice and during regular business hours, through its employees and Representatives, at Reinsurer's expense the right to examine and make copies of any books and records retained by Reinsured within its possession or control ("control" for the purposes of this Section 7.1(a) being defined as the ability to cause delivery to the Reinsured or access to the Reinsurer) and furnish the Reinsurer with such financial and reporting data and other information with respect to the Policies, as the Reinsurer may from time to time reasonably request, to the extent they relate to the Policies, for any reasonable business purpose, including, without limitation, the preparation or examination of tax returns, regulatory filings and financial statements and the conduct of any Action, whether pending or threatened, concerning the Policies prior to the Effective Date at Reinsured's offices or other facilities or properties and (ii) maintain such books and records for the Reinsurer's examination and copying. Access to such books and records shall be at the Reinsurer's expense, may not unreasonably interfere with Reinsured's or any successor company's business operations and Reinsurer shall reimburse Reinsured for all reasonable out-of-pocket expenses incurred by Reinsured in copying such books and records. Reinsured shall retain such books and records for a period of at least seven years (extended by a period equal to any extension of the statute of limitations with respect to tax matters with respect to which such books and records are necessary and of which Reinsurer shall notify Reinsured), after which time such books and records shall be delivered to Reinsurer. Reinsurer shall not copy or remove from Reinsured's premises the accountant's work papers made available to Reinsurer and its representatives.

         (b) Following the Effective Date, Reinsurer shall (i) allow Reinsured, upon reasonable prior notice and during regular business hours, through its employees and other Representatives, at Reinsured's expense to examine and make copies of the books and records transferred to Reinsurer as of the Effective Date for any reasonable business purpose, including, without limitation, the preparation and examination of tax returns, regulatory filings and financial statements and the conduct of any Action or the conduct of any regulatory, contract holder, participant or other dispute resolution, whether pending or threatened, at Reinsurer's offices or other facilities or properties and (ii) maintain such books and records for Reinsured's examination and copying. Access to such books and records shall be at Reinsured's expense and may not unreasonably interfere with Reinsurer's or any successor company's business operations and Reinsured shall reimburse Reinsurer for all reasonable out-of-pocket expenses incurred by Reinsurer in copying such records. Reinsurer shall retain any books and records for a period of at least seven years (extended by a period equal to any extension of the statute of limitations with respect to tax matters with respect to which such books and records are necessary and of which Reinsured shall notify Reinsurer).

                             ARTICLE 8 - INSOLVENCY

                  (a) In the event of the insolvency of Reinsured and the appointment of a conservator, liquidator or statutory successor of Reinsured, reinsurance shall be payable immediately upon demand to such conservator, liquidator or statutory successor, with reasonable provision for verification before payment, on the basis of claims allowed against Reinsured by any court of competent jurisdiction or by the conservator, liquidator or statutory successor of Reinsured without diminution because of the insolvency of Reinsured or because such conservator, liquidator or statutory successor has failed to pay all or a portion of any claims.

                  (b) In the event of the insolvency of Reinsured, the conservator, liquidator or statutory successor of Reinsured shall give Reinsurer written notice of the pendency of a claim on a Policy within a reasonable time after such claim is filed in the insolvency proceeding. During the pendency of any such claim, Reinsurer may investigate such claim and interpose in the name of Reinsured (or of its conservator, liquidator or statutory successor), but at its own expense, in the proceeding where such claim is to be adjudicated, any defense which Reinsurer may deem available to Reinsured or its conservator, liquidator or statutory successor.

                  (c) The expense thus incurred by Reinsurer shall be chargeable, subject to court approval, against Reinsured as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to Reinsured solely as a result of the defense undertaken by Reinsurer.

                                ARTICLE 9 - TRUST

         Section 9.1. Maintenance of Trust.

                  (a) On the Effective Date, Reinsurer and Reinsured shall enter into the Trust Agreement and establish a Trust Account for the benefit of the holders of the Policies and of Reinsured. At the end of each calendar month ending before the second anniversary of the Effective Date, the Market Value (as defined below) of Assets held in the Trust Account plus an amount equal to the principal amount of the policy loans under the Policies, excluding the Withheld Policy Loans (defined below) (together the "Asset Value") shall equal or exceed 80% of the Trust Statutory Reserves (as defined below). "Withheld Policy Loans" shall mean those policy loans which (i) are held as funds withheld for Lincoln National Reinsurance Company, Ltd. and are not Assets of the Trust Account or
(ii) have been transferred to Oxford Life Insurance Company ("Oxford") pursuant to the Reinsurance Agreement by and between John Alden Life Insurance Company and Oxford dated January 1, 1989 to the extent such policy loans are assets of Oxford. At the end of each calendar month subsequent to such two-year period, the Asset Value of the Trust Account shall equal or exceed 100% of the Trust Statutory Reserves; "Statutory Reserves" shall have the meaning set forth in
Section 5.5 hereof and Trust Statutory Reserves shall equal the Statutory Reserves less the Statutory Reserves with respect to Annuity Contracts and Additional Policies reinsured under the RSL Agreements. Notwithstanding the foregoing, the Trust Statutory Reserves may be reduced, on or after the first day of each month, by an amount equal to the Statutory Reserves on any Policies with a Novation Date (as defined in Section
2.4 of the Assumption Reinsurance Agreement) as of that first day of such month.

                  (b) Reinsurer shall deliver to Reinsured within fifteen business days after the end of each calendar month a listing of the assets held in the Trust Account and the Market Value thereof calculated at the close of business of such month. To the extent the Asset Value is less than the percentage of Trust Statutory Reserves required pursuant to Section 9.1(a) hereof as of the end of such calendar month, as evidenced by the reports delivered pursuant to Section 5.2(a) hereof, Reinsurer shall promptly (and, in any event, within three business days) deposit assets into the Trust Account so that the Asset Value as of the end of such calendar month together with such deposit is equal to at least the percentage of Trust Statutory Reserves required pursuant to Section 9.1(a).

                  Reinsurer shall deliver to reinsured within fifteen days after the end of each calendar month a listing of the assets held in the Trust Account and the Market Value thereof calculated at the close of business of such month, which calculation methods are described in Schedule 9.1(b) hereof, as amended in writing from time to time. "Market Value" means market value calculated in accordance with the methodology utilized by Reinsurer from time to time in connection with the preparation of its GAAP financial statements; provided, however, that, with respect to mortgages, if any, Market Value shall mean the GAAP book value balance of mortgage loans as provided on an aggregate basis by each loan servicer.

         (c) Reinsurer shall have the right to withdraw from the Trust Account
(i) an amount equal to the Accrued and Unpaid Investment Income calculated in accordance with Section 1.3(b) of the Asset Purchase Agreement and (ii) any amounts payable by it with respect to the adjustment to the Closing Date Ceding Commission as provided in Section 1.3(d)(ii) of the Asset Purchase Agreement. As of any date, Reinsurer may, in accordance with the procedures specified in the Trust Agreement, withdraw assets from the Trust Account (1) to establish and replenish the Controlled Disbursement Account established pursuant to the Transition Services Agreement only to the extent required to make payment for item (2) immediately following; (2) to pay death benefits, annuity benefits, benefits paid pursuant to supplementary contracts, net surrender or partial withdrawals or other benefits or payments or return of premiums on the Policies (net of reinsurance payable by third party reinsurers as described in

Section 5.7 hereof); (3) to reflect the reduction of Statutory Reserves by reason of the effectiveness of a Novation (as contemplated by Section 2.4 of the Assumption Reinsurance Agreement) with respect to Policies. If, subsequent to the second anniversary of the Effective Date, the Asset Value exceeds the percentage of Trust Statutory Reserves required pursuant to Section 9.1(a) hereof as of the end of such calendar month, Reinsurer shall be entitled to withdraw assets from the Trust Account provided the Asset Value after taking into account such withdrawal is at least equal to the percentage of Trust Statutory Reserves required pursuant to Section 9.1(a) hereof as of the end of such calendar month.

         Section 9.2. Endorsement of Trust Assets. Prior to depositing assets with the trustee, Reinsurer shall execute assignments or endorsements in blank or transfer legal title to the trustee of all shares, obligations or any other assets requiring assignments, in order that the trustee, may whenever necessary negotiate any such assets without consent or signature from Reinsurer or any other entity.

         Section 9.3. Investment of Trust Assets. The Reinsurer shall be responsible for the investment decisions as to the investment, reinvestment and substitution of the Assets in the Trust Account. Reinsurer may, in its discretion, leave the assets invested in the Trust Account in the manner as first deposited in the Trust Account. Except as set forth in the foregoing sentence, the Reinsurer may reinvest or substitute the Assets in the Trust Account any time and from time to time, so long as (i) it does so in a manner consistent with Reinsurer's investment policies for its own investment portfolio, as such policies are in effect at the time investment instructions are given, except that the percentage of assets representing mortgages or mortgage-related assets may vary from the corresponding percentages of mortgages or mortgage-related assets in the Reinsurer's own account and (ii) the fair market value of substituted Assets, if any, shall not be less than the fair market value of the Assets withdrawn.

         Section 9.4. Fees. Except as provided in Section 6.4 of the Trust Agreement, Reinsurer shall pay all trustee/custodial fees and expenses for the Trust Account.

         Section 9.5. Withdrawal By Reinsured. Notwithstanding any other provision of this Agreement, Reinsured or any successor by operation of law of Reinsured, including without limitation any liquidator, rehabilitator, receiver or conservator of Reinsured, may draw upon such Trust Account in accordance with the terms of the Trust Agreement, with such amounts drawn to be applied without diminution because of the insolvency of Reinsured or Reinsurer to reimburse Reinsured for all Insurance Liabilities and Other Liabilities paid by Reinsured after the Ledger Cut-off Date with respect to the

Policies to the extent not paid by Reinsurer when due under the Policy or applicable Laws.

         Section 9.6. Withdrawal by Reinsurer. Reinsurer shall have the right to withdraw Assets from the Trust Account in accordance with Section 9.1 hereof and the terms of the Trust Agreement.

         Section 9.7. Return. Reinsured agrees to return to Reinsurer any amounts drawn on such Trust Account which are in excess of the actual amounts required for the purposes of Section 9.5 above.

         Section 9.8. Interest. Reinsured agrees to pay Reinsurer interest at the one month London Interbank Offered Rate on the amounts returned pursuant to
Section 9.7 above.

         Section 9.9. Termination of Trust Account. The Trust Account shall terminate at any time that the Trust Statutory Reserves as shown on any quarterly statutory report are less than $75 million. In accordance with the requirements of the Trust Agreement, Reinsurer shall sign a termination certificate and shall deliver such certificate to the Trustee.

                       ARTICLE 10 - DURATION; TERMINATION

         Section 10.1. Duration. Except as otherwise provided in Section 1.5 hereof, this Agreement shall be unlimited in duration.

         Section 10.2. Termination. The termination of this Agreement or of the reinsurance in effect under this Agreement shall not extend to or affect any of the rights or obligations of Reinsured and Reinsurer applicable to any period prior to the effective date of such termination. In the event that, subsequent to the termination of this Agreement, an adjustment is made necessary with respect to any accounting hereunder, a supplementary accounting shall take place. Any amount owed to either Party by reason of such supplementary accounting shall be paid by the other Party promptly upon the completion thereof.

                           ARTICLE 11 - MISCELLANEOUS

         Section 11.1. Notices. Any notice or other communication required or permitted hereunder shall be delivered personally (by courier or otherwise), sent by certified, registered or express mail, postage prepaid and return receipt requested, or transmitted by facsimile, (with copy of such notice or other communication and a confirmation of transmission sent by certified, registered or express mail, postage prepaid and return receipt requested no later than the close of business on the next business day following such transmission), and shall be addressed as follows:

                  when Reinsurer is to be notified:

                              SunAmerica Life Insurance Company
                              1 SunAmerica, Century City
                              Los Angeles, California 90067-6022
                              Attention:  General Counsel
                              Facsimile No.:  (310) 772-6574

                  with a copy to:

                              SunAmerica Life Insurance Company
                              1 SunAmerica Center, Century City
                              Los Angeles, California 90067-6022
                              Attention:  Controller
                              Facsimile No.:  (310) 772-6684

                  and

                              O'Melveny & Myers
                              1995 Avenue of the Stars
                              Suite 700
                              Los Angeles, California 90067
                              Attn:  Robert D. Haymer, Esq.
                              Facsimile No.:  (310) 772-6684

                  and

                              Barger & Wolen LLP
                              515 S. Flower Street
                              34th Floor
                              Los Angeles, California 90071
                              Attn: S. Stuart Soldate, Esq.
                              Facsimile No. (213) 614-7399

                  when Reinsured is to be notified:

                              John Alden Life Insurance Company
                              7300 Corporate Center Drive
                              Miami, Florida  33126-1223
                              Attention: General Counsel
                              Facsimile No.: (305) 715-1342

                  with a copy to:

                              Dewey Ballantine
                              1301 Avenue of the Americas
                              New York, New York 10019
                              Attention:  William W. Rosenblatt, Esq.
                              Facsimile No.:  (212) 259-6333

A Party may, by notice given in accordance with this Section 11.1 to the other Party, designate another address or Person to which notices required or permitted to be given pursuant to this Agreement shall thereafter be transmitted. Each notice transmitted in the manner described in this Section
11.1 shall be deemed to have been given, received and become effective for all purposes at the time it shall have been (i) delivered to the addressee as indicated by the return receipt (if transmitted by mail), transmitted to the addressee (if transmitted by facsimile and subject to delivery of a mailed copy thereof) or the affidavit of the messenger (if transmitted by personal delivery) or (ii) presented for delivery to the addressee as so indicated during normal business hours, if such delivery shall have been refused for any reason.

         Section 11.2. Integration. This Agreement (including the Exhibits and the Schedules attached hereto), along with the Asset Purchase Agreement including the Ancillary Agreements and the other agreements contemplated hereby and thereby, and the Annex, the Exhibits and the Schedules attached thereto (the "Transaction Agreements"), contains the entire agreement and understanding between the Parties with respect to the subject matter hereof and cancels and supersedes all of the previous or contemporaneous agreements, Representations, warranties and understandings, whether written or oral, by or between the Parties with respect to the subject matter hereof. Nothing contained in any document or instrument of conveyance, transfer, assignment or delivery executed or delivered at the Closing pursuant to this Agreement shall amend, extend, modify, renew or alter in any manner any representation, warranty, covenant, agreement or indemnity contained herein. Nothing contained in the Transaction Agreements or any other agreement contemplated hereby or thereby shall constitute or be interpreted or construed as an admission by any Party or any of its Affiliates of liability to third parties, whether under any Laws or otherwise, or as an admission that any Party or any of its Affiliates are in violation of or have ever violated any Laws. In the event of any conflict between this Agreement and the Asset Purchase Agreement, the Asset Purchase Agreement shall control. In the event of any ambiguity (or inconsistency with the Asset Purchase Agreement) in this Agreement such ambiguity or inconsistency shall be resolved by reference to the Asset Purchase Agreement.

         Section 11.3. Amendments. No addition to, and no cancellation, renewal, extension, modification or amendment of or approval under, this Agreement shall be binding upon a Party unless such addition, cancellation, renewal, extension, modification, amendment or approval is set forth in a written instrument which states that it adds to, amends, cancels, renews or extends this Agreement or grants an approval hereunder and which is executed and delivered on behalf of each Party by an officer of, or attorney-in-fact for, such Party.

         Section 11.4. Waivers. No waiver of any provision of this Agreement shall be binding upon a Party unless such waiver is expressly set forth in a written instrument which is executed and delivered on behalf of such Party by an officer of, or attorney-in-fact for such Party. Such waiver shall be effective only to the extent specifically set forth in such written instrument. Neither the exercise (from time to time or at any time) nor the delay or failure (at any time or for any period of time) to exercise any right, power or remedy shall operate as a waiver of, the right to exercise, or impair, limit or restrict the exercise of part of any Party of any such right, power or remedy or any other right, power or remedy at any time and from time to time thereafter. No waiver of any right, power or remedy of a Party shall be deemed to be a waiver of any other right, power or remedy of such Party or shall, except to the extent so waived, impair, limit or restrict the exercise of such right, power or remedy.

         Section 11.5. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS OF THEREOF. Each Party consents and submits to the non-exclusive personal jurisdiction of any federal court in the State of Delaware in respect of any proceeding for the sole purpose of injunctive relief or to enforce an arbitration award under Section 11.6 hereof. Each Party consents to service of process upon it with respect to any such proceeding by registered mail, return receipt requested, and by any other means permitted by applicable Laws. Each Party waives any objection that it may now or hereafter have to the laying of venue of any such proceeding in federal court in the State of Delaware and any claim that it may now or hereafter have that any such proceeding in any such court has been brought in an inconvenient forum.

         Section 11.6. Arbitration. The Parties acknowledge and agree that the transactions contemplated herein substantially affect and impact interstate commerce. Therefore, all disputes or differences between Reinsured and Reinsurer arising under or which are related to this Agreement (except for any proceeding for the sole purpose of injunctive relief or to enforce an arbitration award as set forth in Section 11.5 above) upon which an amicable understanding cannot be reached within thirty (30) days shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, except as hereinafter provided, and judgment upon the award entered by the Arbitrators (as defined below) may be entered in any court having jurisdiction thereof. The Arbitrators provided for herein shall construe this Agreement in light of the prevailing custom and practices for acquisition transactions of a similar nature. The "Arbitrators" shall consist of one neutral arbitrator (or as provided below, three neutral arbitrators). The Parties agree that the arbitration, if implemented under this Agreement, shall be held at a site selected by the Arbitrators. The Parties agree to arbitrate within ninety
(90) days following the transmittal of written demand of either Party to arbitrate any dispute arbitrable under this Agreement. The Parties will in good faith, within fifteen (15) days following notice of written demand to arbitrate attempt to agree on a single Arbitrator. If the Parties cannot within fifteen
(15) days thereafter agree on a single arbitrator, each of the Parties shall appoint an Arbitrator, notifying the other Party of the name and address of such Arbitrator. The Arbitrators appointed by each Party shall agree upon and appoint a third neutral Arbitrator. If either Party shall fail to appoint an Arbitrator as herein provided, or should the two Arbitrators so named fail to select the third Arbitrator within thirty (30) days of their appointment, then, in either event, the President of the American Arbitration Association or its successor shall appoint such second and/or third Arbitrator. A decision of a majority of the Arbitrators shall be final and binding and there shall be no appeal therefrom. The Arbitrators shall within forty-five (45) days after the final hearing enter an award and the award shall be supported by a written opinion. The fees of the Arbitrators and the direct costs of the arbitration shall be shared equally by the Parties; all other costs of the respective Parties, including without limitation fees and expenses of the respective Party's attorneys, witnesses, and discovery shall be paid by the respective Party, except to the extent that the Arbitrators otherwise direct based on the equities of the situation. The arbitration shall be held in New York, New York unless otherwise agreed between the Parties.

         Section 11.7. Binding Effect; Assignment; Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Neither Reinsured nor Reinsurer shall assign any of its rights or delegate any of its duties hereunder, (in whole or in part and by operation of law or otherwise) without the prior written consent of the other Party hereto, except that Reinsurer may assign its rights and obligations under this Agreement to any of its Affiliates provided Reinsurer shall remain liable for its obligations hereunder notwithstanding such assignment. Any assignment of rights or delegation of duties under this Agreement by a Party without the prior written consent of the other Party, if such consent is required hereby, shall be void. No Person (including, without limitation, any employee of a Party) shall be, or be deemed to be, a third party beneficiary of this Agreement.

         Section 11.8. Severability. If any provision of this Agreement shall hereafter be held to be invalid, unenforceable or illegal, in whole or in part, in any jurisdiction under any circumstances for any reason, (i) such provision shall be reformed to the minimum extent necessary to cause such provision to be valid, enforceable and legal while preserving the intent of the Parties as expressed in, and the benefits to the Parties provided by, this Agreement or
(ii) if such provision cannot be so reformed, such provision shall be severed from this Agreement and an equitable adjustment shall be made to this Agreement (including, without limitation, addition of necessary further provisions to this Agreement) so as to give effect to the intent as so expressed and the benefits so provided. Such holding shall not affect or impair the validity, enforceability or legality of such provision in any other jurisdiction or under any other circumstances. Neither such holding nor such reformation or severance shall affect or impair the legality, validity or enforceability of any other provision of this Agreement.

         Section 11.9. Headings. The headings in this Agreement have been inserted for convenience of reference only, and shall not be considered a part of this Agreement and shall not limit, modify or affect in any way the meaning or interpretation of this Agreement.

         Section 11.10. Counterparts. This Agreement may be executed by the parties in any number of counterparts, each of which when so executed and delivered shall constitute an original instrument, but all such counterparts shall together constitute one and the same instrument. This Agreement shall become effective and deemed to have been executed and delivered by all of the Parties at such time as counterparts shall have been executed and delivered by both of the Parties, regardless of whether each of the Parties has executed the same counterpart. It shall not be necessary when making proof of this Agreement to account for any counterparts other than a sufficient number of counterparts which, when taken together, contain signatures of both of the Parties.

         Section 11.11. Errors and Omissions. Inadvertent delays, errors or omissions made by either Reinsured or Reinsurer in connection with this Agreement or any transaction hereunder shall not relieve the other party from any liability which would have attached to such party had such delay, error or omission not occurred, provided that the party causing such delay error or omission rectifies the same as soon as possible after its discovery thereof.

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

                                            SUNAMERICA LIFE INSURANCE
                                               COMPANY

                                            By: /s/ James W. Rowan
                                               ------------------------------
                                               Name:   James W. Rowan
                                               Title:  Senior Vice President

                                            JOHN ALDEN LIFE INSURANCE
                                               COMPANY

                                            By: /s/ Scott L. Stanton
                                               ------------------------------
                                               Name:   Scott L. Stanton
                                               Title:  Senior Vice President
                                                       and Chief Financial
                                                       Officer

                                  SCHEDULE 1.2

                        Additional Annuity Product Forms*

Name                                              Form                 Type             Distribution
----------------------------------------------------------------------------------------------------
Advantage Plus                                    J-5750               SPDA             Broker
Employee Annuity                                  J-8027-C             Flex             JALIC
Bonus Asset Growth                                J-5628-P             Flex             Bank
Premier Flex                                      J-5820               Flex             Bank
Fl Pilgrim                                        J-5825               Flex             Bank
Fl Pilgrim Plus                                   J-5840               Flex             Bank
Fl Without Bonus                                  J-5850               Flex             Bank
Premier Flex Plus                                 J-5880               Flex             Bank
Pioneer Fee for Service                           J-5723               Flex             Broker
All Purpose                                       J-5615               Flex             Broker
All Purpose Plus                                  J-5765               Flex             Broker
Six Flex                                          J-5770               Flex             Broker
Income Advantage                                  J-5805               Flex             Broker
Immediate Annuity                                 J-1035               SPIA             Bank/Broker
Bonus Asset-Group                                 J-5621-C             Flex             Bank
Puritan Plus                                      J-5905               Flex             Broker

* Product forms on which new policies have been issued in 1996.

                                  SCHEDULE 1.3

                                   ENDORSEMENT

                  Contract issued to:

                            Effective Date of Rider:

                Attached to and forming art of Contract No. _____
                         (herein called the "Contract")

                                    issued by

                        JOHN ALDEN LIFE INSURANCE COMPANY
                          (herein called "John Alden")

                  The Contract will be assumed by SUNAMERICA LIFE INSURANCE COMPANY (herein called "SunAmerica") shortly after it receives approval for its annuity contract policy form in the State of ______ and obtains any other required regulatory approvals for such assumption. Thereafter SunAmerica will be the insurer and promptly after the effectiveness of such assumption it will issue a Certificate of Assumption in the form attached hereto.

                  In the event that SunAmerica does not obtain all such approvals, John Alden will remain as the insurer and the Contract will remain with John Alden.

                  Nothing herein contained shall be held to vary, alter, waive or extend any of the terms, conditions, provisions, agreements or limitations of the Contract other than as above stated.

                  IN WITNESS WHEREOF, John Alden and SunAmerica have each executed this endorsement.

                                    JOHN ALDEN LIFE INSURANCE
                                    COMPANY

----------------------              -------------------------
    Secretary                             President

                                    SUNAMERICA LIFE INSURANCE
                                    COMPANY

----------------------              -------------------------
    Secretary                             President

                                  SCHEDULE 5.3

                         Section 1.848-2(g)(8) Election

Reinsured and Reinsurer agree to the following pursuant to Section 1.848-2(g)(8) of the Income Tax Regulations issued under Section 848 of the Internal Revenue Code of 1986 (hereinafter "Section 1.848-2(g)(8).")

         1. The Party with net positive consideration for this Agreement for any taxable year beginning with the taxable year prescribed in paragraph 4 below will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deduction limitation.

         2. The Parties agree to exchange information pertaining to the amount of net consideration under this Agreement to ensure consistency. This will be accomplished as follows:

                  (a) Reinsured shall submit to Reinsurer by the fifteenth day of May in each year its calculation of the net consideration for the preceding calendar year. Such calculation will be accompanied by a statement signed by an officer of Reinsured stating that Reinsured will report such net consideration in its tax return for the preceding calendar year.

                  (b) Reinsurer may contest such calculation by providing an alternative calculation to Reinsured in writing within 30 days after Reinsurer's receipt of Reinsured's calculation. If Reinsurer does not so notify Reinsured, Reinsurer will report the net consideration as determined by Reinsured in

                           Reinsurer's tax return for the previous calendar year.

                  (c) If Reinsurer contests Reinsured's calculation of the net consideration, the Parties will act in good faith to reach an agreement as to the current amount within 30 days after the date Reinsurer submits its alternative calculation. If Reinsured and Reinsurer reach agreement on an amount of net consideration, each Party shall report such amount in their respective tax returns for the preceding calendar year.

         3. This election shall be effective for 1997 and all subsequent taxable years for which the Indemnity Reinsurance Agreement remains in effect.

                                 SCHEDULE 9.1(b)

Reinsurer prices certain publicly-traded securities through the SunGard securities system, which as of the date of this Schedule contracts for pricing of securities through Interactive Data Corp, subject to verification by Reinsurer against broker quotes. Privately placed securities are priced via broker quotes. Securities not priced through either of the above methods are priced by Reinsurer by comparison to reasonably comparable securities, as determined in its discretion.